                                                                    Exhibit 24.1



                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John A. Thain, Robert J. Katz, Gregory
K. Palm, David A. Viniar and Esta E. Stecher and each of them severally, his or her true and lawful attorney-in-fact with power of substitution and resubstitution to sign in his or her name, place and stead, in any and all capacities, to do any and all things and to execute any and all instruments that such attorney deems necessary or advisable under the Securities Act of 1933 (the "Securities Act"), and any rules, regulations and requirements of the U.S. Securities and Exchange Commission (the "Commission"), in connection with the registration, from time to time, under the Securities Act of (i) senior debt securities and subordinated debt securities of The Goldman Sachs Group, Inc. (the "Company"), in one or more series, which may be convertible into or exchangeable for shares of preferred stock of the Company and/or depositary shares representing such shares, (ii) warrants, purchase contracts and/or other securities of the Company to purchase or sell, or whose cash value is determined by reference to or is linked to the performance or level of, one or more of the following (a) securities of one or more entities (including the Company), (b) one or more currencies, (c) one or more commodities, (d) one or more indices or baskets of securities, currencies, commodities or other financial, economic or other measures or instruments (including the occurrence or non-occurrence of any event or circumstance) and/or (e) any other financial, economic or other measure or instrument (including the occurrence or non-occurrence of any event or circumstance), (iii) shares of preferred stock of the Company in one or more series and depositary shares representing such shares, (iv) common securities and/or preferred securities of one or more business, trusts, partnerships or other entities that may be formed from time to time by the Company, (v) guarantees of the Company with respect to any of the above referenced securities, and/or (vi) units comprised of any combination of the securities referred to above, in the initial aggregate offering price
(or the equivalent thereof in any other currency, currencies or currency units) of up to $25,000,000,000 (collectively, the "Offered Securities"), including specifically, but without limiting the generality of the foregoing, the power and authority to sign his or her name, in his or her respective capacity as a member of the Board of Directors or officer of the Company, to one or more registration statements on such form or forms as may be appropriate to be filed with the Commission with respect to the Offered Securities as any of them may deem appropriate, to any and all amendments (including post-effective amendments) to such registration statements, to any related registration statements under Rule 462 of the Securities Act and to any other documents filed with the Commission, as fully for all intents and purposes as he or she might or could do in person, and hereby ratifies and confirms all that said attorneys-in-fact and agents, each acting alone, and his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned have duly subscribed this Power of Attorney this 20th day of March, 2000:

              Title                                    Signature
              -----                                    ---------

Director, Chairman of the Board and
    Chief Executive Officer
    (Principal Executive Officer)               /s/ HENRY M. PAULSON, JR.
                                                --------------------------------
                                                    Henry M. Paulson, Jr.


Director and Vice Chairman                      /s/ ROBERT J. HURST
                                                --------------------------------
                                                    Robert J. Hurst


Director, President and Co-Chief Operating
     Officer                                    /s/ JOHN A. THAIN
                                                --------------------------------
                                                    John A. Thain

Director, President and Co-Chief Operating
     Officer                                    /s/ JOHN L. THORNTON
                                                --------------------------------
                                                    John L. Thornton

Director                                        /s/ JOHN BROWNE
                                                --------------------------------
                                                    Sir John Browne


Director                                        /s/ JOHN H. BRYAN
                                                --------------------------------
                                                    John H. Bryan


Director                                        /s/ JAMES A. JOHNSON
                                                --------------------------------
                                                    James A. Johnson


Director                                        /s/ RUTH J. SIMMONS
                                                --------------------------------
                                                    Ruth J. Simmons


Director                                        /s/ JOHN L. WEINBERG
                                                --------------------------------
                                                    John L. Weinberg


Chief Financial Officer (Principal Financial    /s/ DAVID A. VINIAR
     Officer)                                  --------------------------------
                                                    David A. Viniar


Principal Accounting Officer                    /s/ SARAH G. SMITH
                                                --------------------------------
                                                    Sarah G. Smith